Marrone Bio Acquires Jet Ag and Jet Oxide Product Lines;

Significantly Expands Opportunity in Agricultural Bioprotection Market

New product lines provide immediate revenue growth and near-term earnings accretion

DAVIS, Calif. – September 11, 2019 -- Marrone Bio Innovations Inc. (NASDAQ: MBII), a leading developer of bio-based products for pest management and plant health, has acquired from Jet Harvest Solutions all rights and assets to the Jet Ag and Jet Oxide product lines. Jet Ag and Jet Oxide are broad-spectrum products used both for control of fungal and bacterial diseases and as disinfectants.

The transaction builds on a two-year relationship and prior distribution agreement between Jet Harvest and Marrone Bio. Going forward, the portfolio will be sold through Marrone Bio’s existing sales force and distribution network except for the post-harvest business, which has been licensed back to Jet Harvest Solutions.

With gross margins in line with Marrone Bio’s current portfolio of products, the Jet Ag and Jet Oxide product lines are expected to add to the company’s revenues in 2019 and be accretive to earnings within two years. The purchase price for the assets is approximately $2.5 million in cash, plus five yearly earn-out payments based on certain sales. In addition, Marrone Bio engaged the founders of Jet Harvest Solutions for a two-year consulting agreement.

“We continue to expand our portfolio of products for integrated pest management, giving growers more tools to control diseases, improve plant health, and enhance grower return on investment,” said Marrone Bio Chief Executive Officer Dr. Pam Marrone. “The Jet Ag product line delivers the kind of results we demand of our products: Proven performance, capacity for significant revenue growth and attractive gross margins.”

The products—which are used in specialty agricultural and field crops as well as greenhouse and irrigation applications—are expected to be a strong fit with Marrone Bio’s BioUnite strategy. Jet Ag and Jet Oxide also can be used in post-harvest storage fogging, greenhouse surfaces/irrigation systems and agriculture irrigation water and drainage ditches. Jet Ag is one of the leading products in the peroxyacetic acid (PAA) agriculture, turf, ornamentals and post-harvest markets.

“We look forward to continuing our relationship with Jet Harvest, and anticipate both commercial and financial benefits from the addition of Jet Ag to our product portfolio, especially with our Regalia® and Stargus® families of fungicides,” noted Kevin Hammill, chief commercial officer for Marrone Bio. “Jet Ag gives us the opportunity to immediately expand into new markets with a product that has excellent performance and consistency.”

Industry Background

The global fungicide market totals in excess of $16.5 billion1. The agricultural disinfectant market totals $1.9 billion and is expected to grow to $2.1 billion by 20212.

1marketsand markets; 2Phillips McDougall

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About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented company leading the movement to more a sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment that help customers operate more sustainably while increasing their return on investment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies and natural product chemistry to rapidly develop seven product lines. Supported by a robust portfolio of over 400 issued and pending patents, MBI’s currently available commercial products are Regalia®, Stargus®, Grandevo®, Venerate®, Majestene®, Haven® and Amplitude®, Zelto® and Zequanox®, with a breakthrough bioherbicide and biofumigant in the Company’s product pipeline.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the asset acquisition from Jet Harvest Solutions, the benefits to the Company of the transaction, and the potential benefits of the Company’s products and the products being acquired in the acquisition. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, adverse decisions by regulatory agencies and other relevant third parties, and any difficulty in integrating the acquired business. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the Securities and Exchange Commission. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Pam Marrone, CEO and Founder

Jim Boyd, President and CFO

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

MBII Investor Relations
Greg Falesnik, Managing Director
MZ Group – MZ North America
Main: 949-385-6449
MBII@mzgroup.us
www.mzgroup.us

MBII Press Contact

Kevin Hammill

Chief Commercial Officer

khammill@marronebio.com

1-530-750-2800

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